To the Trustees of the BT
Investment Funds:

In planning and performing our
audit of the financial
statements of the Small Cap Fund,
Capital Appreciation
Fund, Intermediate Tax Free Fund,
Latin American Equity
Fund, Global Emerging Markets
Equity Fund, and Pacific
Basin Equity Fund (Funds comprising
BT Investment Funds,
hereafter referred to as the
"Funds") for the year ended
September 30, 1999, we considered
its internal control,
 including control activities for
safeguarding securities, in
order to determine our auditing
procedures for the purpose
of expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, not to provide
 assurance on internal control.

The management of the Funds is
responsible for establishing
 and maintaining internal control.
In fulfilling this responsibility,
 estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements and financial
highlights for external purposes
that are fairly presented in
 conformity with generally accepted
accounting principles.
Those controls include the
safeguarding of assets against
 unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, error or
fraud may occur and not be
detected.  Also, projection of any
evaluation of internal control to
future periods is subject to the
risk that it may become inadequate
because of changes in
conditions or that the
effectiveness of the design and
operation
 may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in which
the design or operation of
one or more of the internal control
components does not reduce
 to a relatively low level the risk
that misstatements caused by
 error or fraud in amounts that
would be material in relation to
the financial statements being
audited may occur and not be
 detected within a timely period by
employees in the normal
course of performing their assigned
functions.  However, we
 noted no matters involving
internal control and its operation,
including controls over
safeguarding securities, that we
consider
 to be material weaknesses as
defined above as of
September 30, 1999.

This report is intended solely for
the information and use of
management, the Trustees of the BT
Investment Funds and
the Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these
specified parties.



PricewaterhouseCoopers LLP
Baltimore, Maryland
November 17, 1999